Exhibit 99.77(q)(1)

ITEM 77Q1 – Exhibits

(e)(1) Amended and Restated Investment Management Agreement between Voya Investments, LLC and Voya Balanced Portfolio, Inc. dated November 18, 2014, as amended and restated on May 1, 2015 – Filed herein.